UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

ANTRIABIO, INC.
(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction	(Commission File	(IRS Employer
of incorporation or	Number)	Identification No.)
organization)

1450 Infinite Drive
Louisville, CO 80027
 (Address of principal executive offices)

(303) 222-2128
 (Registrant's telephone number)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

AMENDED AND RESTATED EMPLOYMENT AGREEMENTS

Founder and Chairman of the Scientific Advisory Board

On October 31, 2016, we entered into a first amended and restated employment agreement (the “First Amended and Restated Employment Agreement”) with our Founder and Chairman of the Scientific Advisory Board, Hoyoung Huh, amending the Employment Agreement between the Company and Dr. Huh dated January 1, 2015 (the “Employment Agreement”).  The First Amended and Restated Employment Agreement removes the Transaction Related Bonuses from his employment agreement.

The foregoing description of the First Amended and Restated Employment Agreement is a summary of the material terms thereof and is qualified in its entirety by the complete text of the First Amended and Restated Employment Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth in Item 1.01 under the caption “AMENDED AND RESTATED EMPLOYMENT AGREEMENTS” of this Current Report on Form 8-K is incorporated by reference into this Item 5.02(e).

Stock Option Plan

On October 31, 2016, the Board of Directors adopted the Company’s 2016 Non Qualified Stock Option Plan (the “Plan”).  The following is a summary of the Plan.

The Board of Directors adopted the 2016 Non Qualified Stock Option Plan on October 31, 2016.  The purpose of the Plan is to promote the interests of the Company by aiding the Company in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various stock based arrangements and provide them with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s stockholders.

The aggregate number of shares of Common Stock that may be issued under all awards under the Plan is 35,000,000 shares of Common Stock.  Any employee, officer, non-employee director, consultant, independent contractor or advisor to the Company or any affiliate of the Company shall be eligible to be designated as a participant.   The Board may grant awards in the form of options to purchase shares of the Company’s Common Stock.  With regard to each such option, the Board will determine the number of shares subject to the option, the manner and time of the exercise of the option, and the exercise price per share of stock subject to the option; provided however, that the exercise price of any stock option may not be less than the greater of 100% of the fair market value of the shares of Common Stock on the date the option is granted,  provided, however, that the Committee may designate a purchase price below fair market value on the date of grant if the option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company. The term of each option shall be fixed by the Committee at the time but shall not be longer than ten (10) years from the date of grant.

The foregoing description of the Plan is a summary of the material terms thereof and is qualified in its entirety by the complete text of the 2016 Non Qualified Stock Option Plan, which is attached hereto as Exhibit 10.2 to this Current Report on Form 8-K.

In connection with the adoption of the plan, on October 31, 2016, the Board of Directors issued the following Plan awards to certain of the Company’s “named executive officers” and directors:

Executive	Position	Type of Award	Number of Shares of Common Stock Underlying Award

Nevan Elam	Chief Executive Officer and Chairman of the Board	Stock Options	9,500,000
Sankaram Mantripragada	Chief Scientific Officer	Stock Options	5,000,000 (1)
Morgan Fields	Chief Accounting Officer	Stock Options	1,000,000
Hoyoung Huh	Founder and Chairman of the Scientific Advisory Board, Director	Stock Options	8,500,000
Barry Sherman	Director	Stock Options	300,000
David Welch	Director	Stock Options	750,000

(1)
-  The first 1.0 million shares would not begin to vest until the FDA has approved an IND for AB101 and there is the release of an adequate amount of clinical material to be used in the proposed study, at which point the shares will vest monthly over 4 years.  An additional 2.0 million shares would not begin to vest until the company has requested an a pre-IND meeting with the FDA on a new pipeline candidate, at which time the shares will begin to vest monthly over 4 years.  The second 2.0 million shares would not begin to vest until would not begin to vest until the company has requested an a pre-IND meeting with the FDA on an additional pipeline candidate, at which time the shares will begin to vest monthly over 4 years.

In addition, the Board also issued to certain other officers, key employees and consultants options exercisable into an aggregate of 3,160,000 shares of the Company’s common stock.  The stock options have an exercise price of $1.20 per share and are exercisable until October 31, 2026.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	First Amended and Restated Employment Agreement
10.2	The 2016 Non Qualified Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: November 4, 2016	By:	/s/ Morgan Fields
Morgan Fields Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
10.1	First Amended and Restated Employment Agreement
10.2	The 2016 Non Qualified Stock Option Plan